Exhibit 10.18

January 17, 2020

Brian Donato

Delivered via email: [******]

Dear Brian:

On behalf of Rent the Runway, Inc. (the “Company”), we are pleased to offer you the position of Chief Supply Chain Officer reporting to me. This letter sets forth the terms and conditions of your employment and position.

COMPENSATION: Your salary will be $600,000 per year, paid in equal installments every 15th and last day of each month (or closest preceding business day), subject to tax and other withholdings as required by law. The annual cash compensation amount highlighted above will not decrease as long as you are employed by the Company. In addition, if the Company were to terminate your employment prior to September 16, 2021 for any reason other than cause, you are guaranteed to be paid your full salary until September 16, 2021.

SIGN ON BONUS: The Company will pay you a one-time Sign-on Bonus of $150,000. This one-time bonus will be paid no later than the second pay period following your start date and is subject to all applicable payroll withholding taxes. If you resign from the Company or are terminated for cause within eighteen months of your start date, you will be required to pay back the Company the full amount of the Sign-on Bonus.

STOCK INCENTIVE PLAN: Subject to the approval of the Board of Directors of the Company, the Company may grant to you 300,000 restricted stock units (the “RSUs”) under the Company’s 2019 Stock Incentive Plan (the “Plan”). The RSUs shall be subject to all terms, vesting schedules and other provisions set forth in the Plan and in a separate RSU agreement. You may be eligible to receive such future equity grants as the Board of Directors of the Company shall deem appropriate. If Rent the Runway does not IPO in 2021, the Company will offer senior executives, including you, the option to sell a percentage of their shares in the private markets in 2022.

BENEFITS: The Company offers a generous and comprehensive benefits package, including vacation, health, disability, 401k and life insurance. You will be eligible to participate in a full range of benefits in accordance with the Company’s current eligibility requirements. Vacation is 20 business days, accrued on an annual basis based on the Company’s fiscal year (February 1-January 31) and may not be carried over year to year. You are eligible to take accrued vacation days beginning after your first 90 days of employment.

KEY EMPLOYMENT CONDITIONS:

You will be required to execute an Invention and Non-Disclosure Agreement and a Non-Competition and Non-Solicitation Agreement in the forms attached as Exhibit A and Exhibit B, as a condition of employment.

You represent that you are not bound by any employment contract, restrictive covenant or other restriction preventing you from entering into employment with or carrying out your responsibilities for the Company, or which is in any way inconsistent with the terms of this letter.

This letter is contingent upon the Company completing reference checks to its satisfaction. You may also be required to have a background check conducted on your behalf. This may include confirmation of your Social Security number, verification of prior employment, verification of education, if applicable, and a criminal records check. If the results of the pre-employment check are not satisfactory, the Company reserves the right to withdraw this offer or terminate employment.

You agree to provide to the Company, within three days of your hire date, documentation of your eligibility to work in the United States, as required by the Immigration Reform and Control Act of 1986. You may need to obtain a work visa in order to be eligible to work in the United States. If that is the case, your employment with the Company will be conditioned upon your obtaining a work visa in a timely manner as determined by the Company.

RETURN OF COMPANY PROPERTY:

Upon termination of employment, or at any other time the Company so requests, you must return to your manager all the Company property in your possession, including but not limited to, keys, access cards, computers, phones, and the original and all copies of any written, recorded, or computer readable information about Company practices, procedures, trade secrets, or marketing associated with the Company’s business.

AT-WILL EMPLOYMENT:

This letter shall not be construed as an agreement, either expressed or implied, to employ you for any stated term, and shall in no way alter the Company’s policy of employment at will, under which both you and the Company remain free to terminate the employment relationship, with or without cause, at any time, with or without notice. Similarly, nothing in this letter shall be construed as an agreement, either express or implied, to pay you any compensation or grant you any benefit beyond the end of your employment with the Company.

If you agree with the employment provisions of this letter, please sign the enclosed duplicate of this letter in the space provided below and return it to me by January 17th, 2020.

Signing and submitting the Agreement electronically by facsimile or as an imaged file will be deemed as valid as if the parties physically signed a paper document.

Sincerely,
Jennifer Hyman
Chief Executive Officer

The foregoing correctly sets forth the terms of my employment by Rent the Runway, Inc.

Signed:	/s/ Brian Donato
Date:	January 18, 2020

Start Date with RTR: March 16, 2020

INVENTION AND NON-DISCLOSURE AGREEMENT

This Agreement is made by and between Rent the Runway, Inc., a Delaware corporation (hereinafter referred to collectively with its subsidiaries as the “Company”), and Brian Donato (the “Employee”).

In consideration of the employment or the continued employment of the Employee by the Company, the Company and the Employee agree as follows:

1. Condition of Employment.

The Employee acknowledges that his/her employment and/or the continuance of that employment with the Company is contingent upon his/her agreement to sign and adhere to the provisions of this Agreement. The Employee further acknowledges that the nature of the Company’s business is such that protection of its private, proprietary and confidential information is critical to the business’ survival and success.

2. Sensitive and Confidential Information.

(a) The Employee agrees that all information and know-how, whether or not in writing, of a private, secret, proprietary or confidential nature concerning the Company’s business or financial affairs (collectively, “Confidential Information”), is and shall be the exclusive property of the Company. “Confidential Information” is also defined to include any personal, business and private data relating to Jennifer Hyman, Jennifer Fleiss or the officers or executives of the Company (including officers or executives defined by members of the Company’s senior leadership team and/or executive team) (Ms. Hyman and the officers and executives of the Company collectively being “Protected Persons”) or the friends and families of Protected Persons, and any other information relating to Protected Persons, which is not generally known to the public or readily ascertainable by permissible means by others and which the Employee would not have learned but for the Employee’s employment with the Company. By way of illustration, but not limitation, Confidential Information may include trade secrets, discoveries, inventions, products, product improvements, product enhancements, processes, methods, techniques, formulas, compositions, compounds, negotiation strategies and positions, projects, developments, plans (including business and marketing plans), research data, clinical data, financial data (including sales costs, profits, pricing methods), employee data obtained from confidential personnel files, specialized training relating to the Company’s business, computer programs (including software used pursuant to a license agreement), customer, prospect and supplier lists, contacts at or knowledge of customers or prospective customers of the Company, and information concerning the Protected Persons’ personal and family relationships and activities. The Employee will not disclose any Confidential Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the legitimate performance of his/her duties as an employee of the Company) without written approval by an officer of the Company, either during or after his/her employment with the Company, unless and until such Confidential Information has become generally known to the public without fault by the Employee. While employed by the Company, the Employee will use the Employee’s best efforts to prevent unauthorized publication or disclosure of any of the Company’s Confidential Information. Confidential Information does not include information lawfully acquired by a non-management employee about wages, hours or other terms and conditions of employment when used for purposes protected by §7 of the National Labor Relations Act (“NLRA”) such as joining or forming a union, engaging in collective bargaining, or engaging in other concerted activity for mutual aid or protection of laborers. For purpose of clarity, it shall still be a violation of this Agreement for a non-management employee to wrongfully compete by sharing Confidential Information with a competitor about other employees’ compensation and benefits which was obtained through the course of employment with the Company for purposes of assisting such competitor in soliciting Company employees.

(b) The Employee agrees that all files, documents, letters, memoranda, reports, records, data, sketches, drawings, models, notebooks, program listings, computer equipment or devices, computer programs, writings, photographs, texts, recordings, notes, voice mails, or other tangible or intangible material containing Confidential Information, whether created by the Employee or others, which shall come into his/her custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his/her duties for the Company and shall not be copied or removed from the Company premises except in the pursuit of the business of the Company.

(c) The Employee promises, covenants and agrees that, unless the Employee has prior written authorization from the Company, the Employee may not disclose or allow disclosure of, or take any action likely to cause the disclosure of, any Confidential Information to any reporter, author, publisher, producer, media outlet or similar person or entity, or take any other action likely to result in such information being made available to the general public in any form, including, without limitation, photographs, articles, books or writings of any other kind, as well as film, video, audio, podcast, blogs, magazine, digital, print, or electronic recording, internet, or through any other medium. In addition, the Employee agrees that, without the Company’s express written approval, the Employee will not, directly or through the direction or control of others, (i) create, write, produce, be the source of, contribute to, or participate in, any article, story, book, screenplay, theatrical production, movie, broadcast, radio or television show, commercial, or interview, “message board,” blog, podcast, tweet, or social medial post, or any other content, communication, media or publicity of any kind (whether written, verbal or otherwise, and whether fiction or non-fiction), (ii) deliver a talk or lecture in any media or medium, or (iii) grant any interview, in or during which the Employee discloses any Confidential Information or any other information regarding the Company, its business or operations, or the Protected Persons which is not generally known to the public or readily ascertainable by permissible means and which the Employee would not have learned but for the Employee’s employment with the Company. The Employee further agrees that the Employee will not use or take any action likely to result in the use of the name of the Company or the Protected Persons in connection with any form of publication to the general public in any form of media or medium. Notwithstanding the foregoing, nothing herein shall preclude the Employee from disclosing non-confidential, non-proprietary information regarding the Employee’s employment with the Company, including disclosing information that might ordinarily be contained in a resume or similar document or customarily required to be disclosed during the course of job searching or in a job interview.

(d) The Employee agrees that his/her obligation not to disclose or to use information and materials of the types set forth in paragraphs 2(a), 2(b) and 2(c) above, and his/her obligation to return materials and tangible property, set forth in paragraph 2(b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee in the course of the Company’s business.

(e) The Employee will not, directly or through the direction or control of others, participate in any disparagement of the Protected Persons. The Employee agrees to limit Employee’s discussions about the Protected Persons and their personal and business affairs only to those persons who have a need to know such information in the ordinary course of the Employee’s duties, and to otherwise refrain from discussing the Protected Persons and their personal and business affairs with other persons.

(f) The Employee will follow all Company policies regarding use of Company property, which is expressly understood to include all computers and computerized devices (cell phones, tablet computers, or otherwise). The Employee is only authorized to access and use the Company’s computers, e-mail, or related computer systems to pursue matters that are consistent with the Company’s business interests. Employee recognizes that access or use of such systems to pursue personal business interests apart from the Company, to engage in or prepare to engage in any conduct that would violate this Agreement, or to otherwise intentionally harm the Company or the Protected Persons is unauthorized access, strictly prohibited, and may lead to civil and/or criminal penalties. Upon termination of employment or upon earlier request by the Company, the Employee will (a) promptly return all items (and copies thereof) of Company property in Employee’s possession, custody or control, including all Confidential Information, laptop computers, cell phones, keys, pass-cards, and similar items, to the Company; and (b) cooperate with the Company in taking steps to insure that no Confidential Information has been retained by the Employee in any form. After such delivery, the Employee shall not retain any Company property, Confidential Information, or copies thereof. To facilitate the return and removal of Confidential Information, the Employee will make available to the Company for inspection any storage and social media accounts, and any personal storage devices (such as computers, thumb drives, or cell phones), that have been used by the Employee in the course of employment or that Company otherwise has a reasonable grounds, in the exercise of its discretion, to believe may contain Confidential Information. Where allowed by law, this process will include providing passwords or other authorization where necessary for the inspection.

3. Developments.

(a) The Employee will make full and prompt disclosure to the Company of all discoveries, inventions, improvements, enhancements, processes, methods, techniques, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by him/her or under his/her direction or jointly with others during his/her employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as “Developments”).

(b) The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his/her right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. The Employee also hereby waives all claims to moral rights in any Developments.

(c) Paragraph 3(b) shall not apply to Developments which do not relate to the business or research and development conducted or planned to be conducted by the Company at the time such Development is created, made, conceived or reduced to practice and which are made and conceived by the Employee not during normal working hours, not on the Company’s premises and not using the Company’s tools, devices, equipment or Confidential Information. The Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph 3(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Employee hereby acknowledges that Employee has been notified of the following laws governing the assignment of inventions: Del. Code Title 19 § 805; Ill. 765 ILCS1060/1-3, “Employees Patent Act”; N. C. Gen. Stat. Article 10A, Chp 66, Comm. & Bus., § 66-57.1; Minn. Stat. 13A § 181.78; Kan. Stat. § 44-130; Utah Code §34-39-1 — 34-39-3, “Employee Inventions Act”; Wash. Rev. Code, Title 49 RCW: Lab. Reg. Chpt. 49.44.140; for example, if Employee resides in California, the assignment is limited to comply with Cal. Lab. Code § 2870 which provides: (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for the employer.

(d) The Employee agrees to cooperate fully with the Company, both during and after his/her employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Employee further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Employee on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Employee, and the Employee hereby irrevocably designates and appoints each executive officer of the Company as his/her agent and attorney-in-fact to execute any such papers on his/her behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

4. Other Agreements.

The Employee represents that, except as the Employee has disclosed in writing to the Company, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his/her employment with the Company, to refrain from competing, directly or indirectly, with the business of such previous employer or any other party or to refrain from soliciting employees, customers or suppliers of such previous employer or other party. The Employee further represents that his/her performance of all the terms of this Agreement and the performance of his/her duties as an employee of the Company do not and will not conflict with or breach any agreement with any prior employer or other party to which the Employee is a party (including without limitation any nondisclosure or non-competition agreement), and that the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

5. United States Government Obligations.

The Employee acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Employee agrees to be bound by all such obligations and restrictions which are made known to the Employee and to take all action necessary to discharge the obligations of the Company under such agreements.

6. Miscellaneous.

(a) Equitable Remedies. The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage which is difficult to measure. Therefore, in the event of any such breach or threatened breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall have the right to obtain an injunction from a court or duly-appointed arbitrator restraining such a breach or threatened breach and the right to specific performance of the provisions of this Agreement and the Employee hereby waives the adequacy of a remedy at law as a defense to such relief.

(b) Obligations to Third Parties. The Employee acknowledges and represents that this agreement and the Employee’s employment with the Company will not violate any continuing obligation the Employee has to any former employer or other third party.

(c) Disclosure of this Agreement. The Employee hereby authorizes the Company to notify others, including but not limited to customers of the Company and any of the Employee’s future employers or prospective business associates, of the terms and existence of this Agreement and the Employee’s continuing obligations to the Company hereunder.

(d) Not Employment Contract. The Employee acknowledges that this Agreement does not constitute a contract of employment, does not imply that the Company will continue his/her employment for any period of time and does not change the at-will nature of his/her employment.

(e) Successors and Assigns. The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any successor, subsidiary or affiliate thereof by which the Employee may become employed or to which Employee may be transferred, including any corporation with which, or into which, the Company may be merged or which may succeed to the Company’s assets or business, without the necessity that this Agreement be re-signed at the time of such transfer. The Company shall have the right to assign this Agreement at its sole election without the need for further notice to or consent by Employee. The obligations of the Employee are personal and shall not be assigned by him or her.

(f) Modification and Severability. If any restriction set forth in this Agreement is found by any court of competent jurisdiction or duly-appointed arbitrator to be unenforceable because it is overly broad, it shall be interpreted or modified to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, notwithstanding the foregoing modification provision, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

(g) Waivers. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

(h) Dispute Resolution; Choice of Law. In the event that a dispute arises concerning the interpretation or enforcement of this Agreement, any other matter arising out of this Agreement, such dispute shall be settled by binding arbitration before a single arbitrator in accordance with the Employment Arbitration Rules and Procedures of the Judicial Arbitration and Mediation Service (“JAMS”). Except where either the Employee or the Company reasonably believes there is a need to seek immediate, preliminary, or temporary injunctive relief from a court, this arbitration remedy shall be exclusive. Employee and Company agree that motions or applications seeking temporary restraining orders or preliminary or temporary injunctions may be heard in a court of law having jurisdiction over the parties and the dispute. In such instances, all matters of damages and final injunctive relief shall be decided in arbitration. To invoke the arbitration remedy, the complaining party must give notice in writing, within the statute of limitations applicable to the controversy, to the other party and to JAMS of his/her/its intention to arbitrate and must first submit the matter to a non-binding mediation before a mediator agreed upon by the parties. The arbitrator shall have the authority to grant the same remedies that could be awarded by a court of competent jurisdiction. The arbitrator shall issue findings of fact and conclusions of law supporting the award. The arbitrator may award the prevailing party reasonable attorneys’ fees. Any arbitration shall be held in New York City, New York, and this Agreement will in all respects be interpreted and governed under the laws of the State of New York and the American Arbitration Act.1 The prevailing party shall recover its reasonable costs of enforcement, including any reasonable arbitration fees incurred.

(i) Entire Agreement; Amendment. This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company or by order of a court of competent jurisdiction or duly-appointed arbitrator. Nothing in this Agreement limits or reduces any common law or statutory duty that Employee owes to the Company, nor does this Agreement limit or eliminate any remedies available to the Company for a violation of such duties. The Employee agrees that this Agreement shall survive the termination of Employee’s employment and likewise that any change or changes in his/her duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

[1]	If California law is deemed to apply, the New York choice of venue and choice of law provisions shall not apply.

(j) Protected Conduct. Nothing in this Agreement prohibits Employee from reporting an event that Employee reasonably and in good faith believes is a violation of law to the relevant law-enforcement agency (such as the Securities and Exchange Commission or Department of Labor), requires notice to or approval from the Company before doing so, or prohibits Employee from cooperating in an investigation conducted by such a government agency. This may include a disclosure of trade secret information provided that it must comply with the restrictions in the Defend Trade Secrets Act of 2016 (DTSA). The DTSA provides that no individual will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret that: (i) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, (ii) is made in a complaint or other document if such filing is under seal so that it is not made public. Also, an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order. To the extent that Employee is covered by Section 7 of the National Labor Relations Act (NLRA) because Employee is not in a supervisor or management role, nothing in this Agreement shall be construed to prohibit Employee from using information Employee acquires regarding the wages, benefits, or other terms and conditions of employment at the Company for any purpose protected under the NLRA. Employee understands that under the NLRA, covered employees have a right to self-organization, to form, join, or assist labor organizations, to bargain collectively through representatives of their own choosing, and to engage in other concerted activities for the purpose of collective bargaining or other mutual aid or protection, and to refrain from any or all of such activities.

(k) Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

[Remainder of Page Intentionally Left Blank]

THE EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

WITNESS our hands and seals:

Date: 1/17/2020	RENT THE RUNWAY, INC.

	By:	/s/ Scarlett O’Sullivan
	Name:	Scarlett O’Sullivan
	Title:	Chief Financial Officer

Date: January 18, 2020	EMPLOYEE

	By:	/s/ Brian Donato
	Name:	Brian Donato

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Agreement is made between Rent the Runway, Inc., a Delaware corporation (hereinafter referred to collectively with its subsidiaries as the “Company”), and Brian Donato (the “Employee”).

For good consideration and in consideration of the employment or continued employment of the Employee by the Company, the Employee and the Company agree as follows:2

1. Non-Competition and Non-Solicitation. Employee acknowledges and agrees that, solely as a result of employment by the Company, and in light of the broad responsibilities of such employment, Employee has and will come into contact with and acquire Confidential Information (defined below). Employee may also have access to customers and the ability to develop goodwill with them and/or be given specialized training relating to the Company’s business. Accordingly, while the Employee is employed by the Company (regardless of any changes occurring after the date hereof to the job title or terms and conditions applicable to the Employee) and for a period of one year after the termination or cessation of such employment for any reason, the Employee will not, directly or through the direction or control of others:

(a) Engage, or assist others in engaging, in any Competing Business within the Territory. A “Competing Business” means any business or enterprise that develops, manufactures, markets, licenses, sells or provides any product or service that competes with any product or service developed, manufactured, marketed, licensed, sold or provided, or actively planned to be developed, manufactured, marketed, licensed, sold or provided, by the Company during the 12-month period prior to the termination or cessation of the Employee’s employment with the Company (or such shorter period of time as Employee is employed)(the “Look Back Period”). By way of example only, the following companies and their related or associate entities are considered Competing Businesses: Nuuly, Urban Outfitters, Haverdash, Gwynnie Bee and CaaStle. The foregoing Section 1(a) shall be limited to (i) performing services that are the same or similar in function or purpose to the services Employee provided to the Company during the Look Back Period or such other services that are likely or probable to result in the use or disclosure of Confidential Information and/or (ii) being an investor, lender or owner (except as the holder of not more than 1% of the outstanding stock of a publicly-held company). “Territory” means the geographic territory(ies) assigned to Employee by the Company during the Look Back Period (by state, county, or other recognized geographic boundary used in the Company’s business); and, if Employee has no such specifically assigned geographic territory then: (i) those states and counties in which Employee participated in the Company’s business and/or about which Employee was provided access to Confidential Information during the Look Back Period; and, (ii) the state and county where Employee resides. For the avoidance of doubt, the Company and Employee agree that if Employee is an individual having responsibilities and access to Confidential Information at a corporate level, then “Territory” means the United States. Employee is responsible for seeking clarification from the Company’s Human Resources department if it is unclear to Employee at any time what the scope of the Territory is. State and county references include equivalents; or

[2]	If Employee is an individual regularly working and residing in California or New York, Employee is directed to Appendix A for important state-specific modifications concerning this Agreement.

(b) Either alone or in association with others, solicit, divert or take away, or attempt to divert or take away, the business or patronage of any of the clients, customers, or business partners of the Company which were contacted, solicited, or served by the Employee during the Look Back Period; or

(c) Either alone or in association with others, solicit, induce or attempt to induce, either on the Employee’s own account or on behalf of any person or entity, any non-clerical employee or independent contractor of the Company, with whom the Employee had personal contact or supervised while performing his or her job duties during the Look Back Period, to terminate his or her employment or other engagement with the Company; provided that this clause shall not apply to the recruitment or hiring or other engagement of any individual whose employment or other engagement with the Company has been terminated for a period of six months or longer.

Nothing herein is intended or to be construed as a prohibition against general advertising such as “help wanted” ads that are not targeted at the Company’s employees. This Agreement is not intended to prohibit employment with a non-competitive independently operated subsidiary, division, or unit of a family of companies that include a Competing Business, so long as the employing independently operated business unit is truly independent and Employee’s services to it do not otherwise violate this Agreement. This provision also does not preclude conduct protected by Section 7 of the NLRA such as joining or forming a union, engaging in collective bargaining, or engaging in other concerted activity for mutual aid and protection.

(d) Extension. If the Employee violates the provisions of any of the preceding paragraphs of this Section 1, the Employee shall continue to be bound by the restrictions set forth in such paragraph until a period of one year has expired without any violation of such provisions, with such extension not to exceed a period of two years after the termination or cessation of the Employee’s employment with the Company.

(e) Confidential Information. For purposes of this Agreement, “Confidential Information” means all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business or financial affairs, including, but not limited to: discoveries, inventions, products, product improvements, product enhancements, processes, methods, techniques, formulas, compositions, compounds, negotiation strategies and positions, projects, developments, plans (including business and marketing plans), research data, clinical data, financial data (including sales costs, profits, pricing methods), employee data obtained from confidential personnel files, specialized training regarding the Company’s business, computer programs (including software used pursuant to a license agreement), customer, prospect and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. Confidential Information does not include information lawfully acquired by a nonmanagement employee about wages, hours or other terms and conditions of employment when used for purposes protected by §7 of the National Labor Relations Act such as joining or forming a union, engaging in collective bargaining, or engaging in other concerted activity for mutual aid or protection of laborers. For purpose of clarity, it shall still be a violation of this Agreement for a non-management employee to wrongfully compete by sharing Confidential Information with a competitor about other employees’ compensation and benefits which was obtained through the course of employment with the Company for purposes of assisting such competitor in soliciting Company employees.

(f) Notice and Discretionary Limited Waiver. If Employee wishes to pursue an employment opportunity that would be a violation of the terms of this Agreement, but that Employee nevertheless believes does not pose a legitimate threat to the Company’s competitive interests, Employee is invited to provide notice to the Company of the employment opportunity, furnish the Company with details (as requested by the Company) of the opportunity, and engage in a dialog with the Company about whether a one-time limited waiver of the non-competition provision in Section 1(a) and/or other provisions of this Agreement should be granted. The decision whether to grant a waiver under this Section 1(f) is solely within the Company’s discretion.

2. Non-Disparagement and Non-Interference. The Employee recognizes that the Company and its founders, owners, investors and stockholders have an on-going economic interest in the reputation and good will of the Company, its business, services and products. Subject to Section 3(l), the Employee agrees: (a) not to interfere with that economic interest by disparaging or otherwise communicating to any person or entity negative statements about the Company or its founders, owners, investors, stockholders, employees, advisors, business, products or services; and (b) not to interfere with or otherwise in any way or through any medium seek to harm or to profit at the expense of the Company’s business prospects or reputation.

3. Miscellaneous.

(a) Equitable Remedies. The Employee’s work for the Company will bring the Employee into close contact with many of the Company’s customers, prospective customers, vendors, and Confidential Information (including trade secrets). The covenants contained in this Agreement are reasonable and necessary to protect the Company’s legitimate business interests and its customer, prospective customer, and/or vendor relationships, and Confidential Information. The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage which is difficult to measure. Therefore, in the event of any such breach or threatened breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall have the right to obtain an injunction from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Agreement and the Employee hereby waives the adequacy of a remedy at law as a defense to such relief.

(b) Obligations to Third Parties. The Employee acknowledges and represents that this agreement and the Employee’s employment with the Company will not violate any continuing obligation the Employee has to any former employer or other third party.

(c) Disclosure of this Agreement. The Employee hereby authorizes the Company to notify others, including but not limited to customers of the Company and any of the Employee’s future employers or prospective business associates, of the terms and existence of this Agreement and the Employee’s continuing obligations to the Company hereunder.

(d) Not an Employment Contract. The Employee acknowledges that this Agreement does not constitute a contract of employment for a specific term, does not imply that the Company will continue his/her employment for any period of time and does not change the at-will nature of his/her employment.

(e) Successors and Assigns. This Agreement, including the restrictions on Employee’s activities set forth herein, also apply to any parent, subsidiary, affiliate, successor and assign of the Company to which Employee provides services or about which Employee receives Confidential Information. The Company shall have the right to assign this Agreement at its sole election without the need for further notice to or consent by Employee. The obligations of the Employee are personal and shall not be assigned by him or her. The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ the Employee may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

(f) Interpretation. If any restriction set forth in Section 1 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted or modified to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

(g) Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

(h) Waivers. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

(i) Dispute Resolution; Choice of Law. In the event that a dispute arises concerning the interpretation or enforcement of this Agreement, or any matter arising out of this Agreement, such dispute shall be settled by binding arbitration before a single arbitrator in accordance with the Employment Arbitration Rules and Procedures of the Judicial Arbitration and Mediation Service (“JAMS”). Except where either the Employee or the Company reasonably believes there is a need to seek immediate, preliminary, or temporary injunctive relief from a court, this arbitration remedy shall be exclusive. Employee and Company agree that motions or applications seeking temporary restraining orders or preliminary or temporary injunctions may be heard in a court of law having jurisdiction over the parties and the dispute. In such instances, all matters of damages and final injunctive relief shall be decided in arbitration. To invoke the arbitration remedy, the complaining party must give notice in writing, within the statute of limitations applicable to the controversy, to the other party and to JAMS of his/her/its intention to arbitrate and must first submit the matter to a non-binding mediation before a mediator agreed upon by the parties. The arbitrator shall have the authority to grant the same remedies that could be awarded by a court of competent jurisdiction. The arbitrator shall issue findings of fact and conclusions of law supporting the award. The arbitrator may award the prevailing party reasonable attorneys’ fees. Any arbitration shall be held in New York City, New York, and this Agreement will in all respects be interpreted and governed under the laws of the State of New York and the American Arbitration Act. The prevailing party shall recover its reasonable costs of enforcement, including any reasonable arbitration fees incurred.

(j) Entire Agreement; Amendment. This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company or by order of a court of competent jurisdiction or duly-appointed arbitrator. The Employee agrees that any change or changes in his/her duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement. Nothing in this Agreement limits or reduces any common law or statutory duty that Employee owes to the Company, nor does this Agreement limit or eliminate any remedies available to the Company for a violation of such duties.

(k) Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

(l) Protected Conduct. Nothing in this Agreement prohibits Employee from reporting an event that Employee reasonably and in good faith believes is a violation of law to the relevant law-enforcement agency (such as the Securities and Exchange Commission or Department of Labor), requires notice to or approval from the Company before doing so, or prohibits Employee from cooperating in an investigation conducted by such a government agency. This may include a disclosure of trade secret information provided that it must comply with the restrictions in the Defend Trade Secrets Act of 2016 (DTSA). The DTSA provides that no individual will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret that: (i) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, (ii) is made in a complaint or other document if such filing is under seal so that it is not made public. Also, an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order. To the extent that Employee is covered by Section 7 of the National Labor Relations Act (NLRA) because Employee is not in a supervisor or management role, nothing in this Agreement shall be construed to prohibit Employee from using information Employee acquires regarding the wages, benefits, or other terms and conditions of employment at the Company for any purpose protected under the NLRA. Employee understands that under the NLRA, covered employees have a right to self-organization, to form, join, or assist labor organizations, to bargain collectively through representatives of their own choosing, and to engage in other concerted activities for the purpose of collective bargaining or other mutual aid or protection, and to refrain from any or all of such activities.

[Remainder of Page Intentionally Left Blank]

THE EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

WITNESS our hands and seals:

Date: 1/17/2020	RENT THE RUNWAY, INC.

	By:	/s/ S. O’Sullivan
	Name:	Scarlett O’Sullivan
	Title:	Chief Financial Officer

Date: January 18, 2020	EMPLOYEE

	By:	/s/ Brian Donato
	Name:	Brian Donato

APPENDIX A-CALIFORNIA and NEW YORK

California:

If California law is deemed to apply, then the following applies to Employee: (a) the restrictions in Sections 1(a) and 1(c) shall not apply; (b) Section 1(b) shall be limited to situations where Employee is aided in his or her conduct by the use or disclosure of the Company’s Confidential Information; and (c) the choice of law and choice of venue provisions in Section 3(l) shall not apply.

New York:

If New York law is deemed to apply, then the following applies to Employee: Section 1(b) shall exclude those clients and/or customers who became a client or customer of Company as a result of Employee’s independent contact and business development efforts with the client/customer prior to and independent from his/her employment with Company.

345 Hudson Street, New York, NY 10014

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